S. W. HATFIELD, CPA
CERTIFIED PUBLIC ACCOUNTANTS

Member:   American Institute of Certified Public Accountants
            SEC Practice Section
            Information Technology Section
          Texas Society of Certified Public Accountants

                                  EXHIBIT 16.1

                                October 16, 2000

Mr. Peter Van Brunt, President      VIA FEDERAL EXPRESS - AIRBILL 8215 2700 8295
BAOA, Inc.
555 Whitehall Street
Atlanta GA 30303

Dear Mr. Van Brunt:

The certified public accounting firm of S. W. Hatfield, CPA received notification on October 13, 2000, via a telephone conversation with yourself, that BAOA, Inc. (Company) (SEC File # 0-25416, CIK #923771) appointed Kahn Boyd Levychin, LLP of 67 Wall Street, 5th Floor, New York, NY 10005, as auditors for the Company during a Special Meeting of the Company's shareholders on October 4, 2000.

We understand that a representative of Kahn Boyd Levychin, LLP was present at the Special Meeting, and had an opportunity to make statements if they desire, and were be available to respond to appropriate questions. We confirm that our Firm, as auditor of record for the Company, was not invited to be present at this meeting.

As of the date of this communication, we acknowledge that our Firm has had no contact to date with the successor firm of Kahn Boyd Levychin, LLP as such contact relates to the required communication between predecessor and successor auditors under the requirements of Statement of Auditing Standard No. 84.

By copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between BAOA, Inc. (SEC File # 0-25416, CIK #923771) and S. W. Hatfield, CPA has ceased.

Please provide us with a copy of the Special Shareholders meeting minutes approving the change in auditors and the required Form 8-K filing, due to the U.
S. Securities and Exchange Commission within five (5) calendar days of October 4, 2000, for our review and appropriate response in Exhibit 16.1 of said Form 8-K filing.

Yours truly,
S. W. HATFIELD, CPA

/s/ Scott W. Hatfield
------------------------
Scott W. Hatfield, CPA

SWH/
cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, NW
      Washington, DC 20549

                      Use our past to assist your future(sm)

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com